UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 23, 2020 (November 20, 2020)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation

5100 Tamarind Reef

Christiansted, United States Virgin Islands 00820

(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On November 20, 2020, Front Yard Residential Corporation, a Maryland corporation (the “Company”), Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”), and Midway AcquisitionCo REIT, a Maryland real estate investment trust (“Merger Sub”) entered into the First Amendment (the “Amendment”) to that certain Agreement and Plan of Merger, dated as of October 19, 2020 (the “Merger Agreement,” and, together with the Amendment, the “Amended Merger Agreement”), by and among the Company, Parent and Merger Sub.

The Amended Merger Agreement increases the merger consideration payable to holders of the Company’s common stock, par value $0.01 per share (the “Company Shares” and each, a “Company Share”). Pursuant to the Amended Merger Agreement, holders of Company Shares will now receive, for each Company Share held, $16.25 in cash, without interest. Prior to entering into the Amended Merger Agreement, the merger consideration payable to each holder of Company Shares for each share held was $13.50 in cash, without interest. The Amendment also increases the termination fee payable by the Company in connection with the termination of the Merger Agreement under specified circumstances, including in the event the Company’s board of directors makes a Change in Recommendation (as defined in the Merger Agreement), and the termination fee payable by Parent in connection with the termination of the Merger Agreement under specified circumstances, from $24 million to $40.245 million. The Amendment also removes the “burdensome condition” limitation with respect to Parent’s obligation to obtain a consent to the transaction under the Company’s credit facility with the Federal Home Loan Mortgage Corporation and the related termination fee.

All other material terms of the Merger Agreement, which was previously filed by the Company as Exhibit 2.1 to the Current Report on Form 8-K dated October 22, 2020, remain the same.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Amendment and any related agreements. The Amendment has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Amendment or any related agreement.

A copy of the Amendment is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Amendment is qualified in its entirety by reference thereto.

Item 8.01.	Other Items.

On November 23, 2020, the Company issued a press release announcing that it had entered into the Amendment following the receipt by the Company of an unsolicited binding proposal from an unaffiliated third party to acquire all outstanding Company Shares. A copy of the press release is included as Exhibit 99.1 to this Current Report on Form 8-K.

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; our ability to successfully complete the transition plan contemplated in connection with the termination of our Asset Management Agreement with Altisource Asset Management Corporation (“AAMC”), our external asset manager, pursuant to the Termination and Transition Agreement dated August 13, 2020; our ability to successfully internalize our asset management function; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the effect of management’s attention being diverted from our ongoing business operations and costs associated with shareholder activism; the impact of defending any litigation; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under our financing arrangements; risks related to our engagement of AAMC as our asset manager; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1	First Amendment to Agreement and Plan of Merger, dated November 20, 2020, by and among Front Yard Residential Corporation, Pretium Midway Holdco, LP and Midway AcquisitionCo REIT

99.1	Press Release, dated November 23, 2020

EXHIBIT INDEX

Exhibit No.	Description

2.1	First Amendment to Agreement and Plan of Merger, dated November 20, 2020, by and among Front Yard Residential Corporation, Pretium Midway Holdco, LP and Midway AcquisitionCo REIT

99.1	Press Release, dated November 23, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Front Yard Residential Corporation

November 23, 2020	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer

Exhibit 2.1

Execution Version

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This FIRST AMENDMENT (this “Amendment”), to the Agreement and Plan of Merger, dated as of October 19, 2020 (the “Merger Agreement”), among Front Yard Residential Corporation, a Maryland corporation (the “Company”), Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”) and Midway AcquisitionCo REIT, a Maryland real estate investment trust (“Merger Sub”) is dated as of November 20, 2020. Each capitalized term used and not defined herein shall have the meaning assigned to it in the Merger Agreement.

WHEREAS, each of the parties hereto desire to amend the Merger Agreement as set forth herein in accordance with Section 9.2 of the Merger Agreement.

NOW THEREFORE, in consideration of the terms and conditions contained in this Amendment, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties, intending to be legally bound hereby, agree as follows:

Section 1. Amendment to the Index of Defined Terms in the Merger Agreement. The Index of Defined Terms in the Merger Agreement shall be amended to delete the reference to “Parent Burdensome Condition Termination Fee”.

Section 2. Amendment to Section 4.1(a)(i) of the Merger Agreement. Section 4.1(a)(i) of the Merger Agreement shall be amended to replace “$13.50” with “$16.25”.

Section 3. Amendment to Section 5.2(g)(iii) of the Merger Agreement. Section 5.2(g)(iii) of the Merger Agreement shall be amended and restated in its entirety as follows:

(iii) Concurrently with the execution of this Agreement, Parent delivered to the Company true and complete copies of executed commitment letters addressed to Parent dated as of October 19, 2020 from Pretium Midway Investments, LP, a Delaware limited partnership, APF Holdings III, L.P., a Delaware limited partnership, APF Holdings II, L.P., a Delaware limited partnership, Ares US Real Estate Opportunity Fund III, L.P., a Delaware limited partnership and Ares US Real Estate Opportunity Parallel Fund III-A, L.P., a Delaware limited partnership (the “Equity Investors”), pursuant to which each such Equity Investor committed to provide cash equity to fund the Merger Consideration in an aggregate amount of not less than $814,851,509. Parent has subsequently delivered to the Company true and complete copies of executed amended and restated commitment letters dated as of November 20, 2020 (the “Equity Commitment Letters”) from the Equity Investors pursuant to which each such Equity Investor has committed to provide cash equity to fund the Merger Consideration in an aggregate amount of not less than $984,054,582.04 (the “Equity Financing” and, together with the Debt Financing, the “Financing”).

Section 4. Amendment to Section 5.2(h) of the Merger Agreement. Section 5.2(h) of the Merger Agreement shall be amended and restated in its entirety as follows:

(h)    Limited Guarantee. Concurrently with the execution of this Agreement, Parent delivered to the Company a limited guarantee, dated as of October 19, 2020, from the Equity Investors. Parent has subsequently delivered to the Company an amended and restated limited guarantee dated as of November 20, 2020 from the Equity Investors (the “Limited Guarantee”). The Limited Guarantee is in full force and effect and is a valid and binding obligation of the Equity Investors (the “Guarantors”) and enforceable against such Guarantors in accordance with its terms and no event has occurred which, with or without notice, lapse of time or both, would reasonably be expected to constitute a default on the part of such Guarantor under the Limited Guarantee.

Section 5. Amendment to Section 6.5(a) of the Merger Agreement. Section 6.5(a) of the Merger Agreement shall be amended to delete the following language in its entirety:

“provided, however, that nothing in this Section 6.5 or any other provision of this Agreement shall require Parent or Merger Sub to agree to any Burdensome Condition (as defined in Section 6.1(a)(xiii) of the Company Disclosure Letter).”

Section 6. Amendment to Section 6.20 of the Merger Agreement. Section 6.20 of the Merger Agreement shall be amended to delete the following language in its entirety:

“For the avoidance of doubt, notwithstanding anything in this Agreement to the contrary, neither the Company nor any of its Subsidiaries shall agree to (or offer to agree to) any amendment to any Existing Credit Facility described on Section 6.1(a)(xiii) of the Company Disclosure Schedule, the effect of which would be to impose any Burdensome Condition.”

Section 7. Amendment to Section 7.2(d) of the Merger Agreement. Section 7.2(d) of the Merger Agreement shall be amended and restated in its entirety as follows:

“Existing Lender Consents; Specified Lender Consent. (i) Each of the Existing Lender Consents shall remain in full force and effect and, if in escrow, shall be released from escrow at the Closing, and shall be effective not later than, and substantially concurrently with, the consummation of the Merger and (ii) the Specified Lender Consent shall have been delivered to the Company, shall be in full force and effect and shall be effective not later than, and substantially concurrently with, the consummation of the Merger.”

Section 8. Amendments to Section 8.5 of the Merger Agreement. Section 8.5 of the Merger Agreement shall be amended as follows:

(a)    Section 8.5(b) of the Merger Agreement shall be amended to replace “$24,000,000” with “$40,245,000”.

(b)    Section 8.5(c)(i) of the Merger Agreement shall be amended to replace “$24,000,000” with “$40,245,000”.

(c)    The following language of Section 8.5(c)(ii) of the Merger Agreement shall be deleted in its entirety:

“Parent shall pay to the Company a fee equal to $10,000,000 (the “Parent Burdensome Condition Termination Fee”) if either the Company or Parent terminates this Agreement pursuant to Section 8.2(a) and at the time of such termination all of the conditions to Closing set forth in Section 7.1 and Section 7.2 have been satisfied or waived other than (x) those conditions that, by their terms, are to be satisfied at Closing (provided, that those conditions would have been satisfied if the Closing were to occur on such date) and (y) the condition set forth in Section 7.2(d)(ii) solely as a result of the proposed imposition of a Burdensome Condition; provided, however, in no event shall both (i) the Parent Termination Fee and Company Expenses, on the one hand, and (ii) the Parent Burdensome Condition Termination Fee, on the other hand, be payable by Parent.”

(d)    The words “or Parent Burdensome Condition Termination Fee” shall be deleted from the penultimate sentence of Section 8.5(c) of the Merger Agreement

(e)    Section 8.5(f) of the Merger Agreement shall be amended and restated in its entirety as follows:

“The parties agree that (i) if and when the Parent Termination Fee and Company Expenses are due and payable pursuant to Section 8.5(c), payment of the Parent Termination Fee and Company Expenses or (ii) in all other circumstances, reimbursement of any costs and expenses pursuant to Section 6.10 (to the extent related to the cost of printing and mailing the Proxy Statement), Section 6.15 and Section 6.21 if and when payable pursuant to the terms of such provisions (the costs and expenses referred to in clause (ii)(B) collectively, the “Recovery Matters”) if and when payable under the terms of Sections 6.10, 6.15 and/or 6.21, as applicable (the payments and reimbursements referred to in any of clauses (i) and (iii), the “Post-Termination Payment”), shall, in each case, be the sole and exclusive remedy available to the Company under or related to this Agreement and the transactions contemplated hereby (including the failure thereof to be consummated) and, upon the actual receipt by the Company of the applicable Post-Termination

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Payment, none of the Parent Parties nor any of their respective directors, officers, employees, members, managers, partners, shareholders, agents or Representatives (the “Parent Related Parties”) shall have any other liability for any losses suffered under, arising out of or relating to this Agreement and the transactions contemplated hereby (including the termination hereof and the abandonment of the Merger), whether at law, in contract, in tort or otherwise, regardless of whether any such termination or abandonment was as the result of a Willful Breach by any Parent Related Party, and neither the Company nor any other Person shall be entitled to bring or maintain any other claim, action or proceeding against Parent or any other Parent Related Party arising out of this Agreement, the Merger or any matters forming the basis for such termination. Notwithstanding anything to the contrary in this Section 8.5, Parent and Merger Sub shall be jointly and severally liable for the payment of the Parent Termination Fee and Company Expenses to the extent the same becomes payable in accordance with this Agreement.”

Section 9. Amendment to Section 9.13(b) of the Merger Agreement. Section 9.13(b) of the Merger Agreement shall be amended and restated in its entirety as follows:

“For the avoidance of doubt, in no event shall the exercise of the Company’s or any of its Subsidiaries’ right to seek specific performance pursuant to this Section 9.13 reduce, restrict or otherwise limit the Company’s right to terminate this Agreement pursuant to ARTICLE VIII and/or seek payment of the Parent Termination Fee and Company Expenses. Notwithstanding anything to the contrary contained herein, while the Company may pursue both a grant of specific performance and payment of the Parent Termination Fee and Company Expenses, in no event shall the Company or any of its Affiliates be entitled to both, on the one hand, a grant of specific performance and, on the other hand, payment of the Parent Termination Fee and Company Expenses.”

Section 10. Effect on Merger Agreement. Except as expressly set forth herein, all of the terms, conditions, obligations, covenants and agreements of the Merger Agreement shall continue in full force and effect after the execution of this Amendment, and shall not be in any way amended, changed, modified or superseded by the terms set forth herein. This Amendment shall form a part of the Merger Agreement for all purposes, and each Party shall be bound hereby. From and after the execution of this Amendment by the Parties, any reference to the Merger Agreement shall be deemed a reference to the Merger Agreement as amended hereby. Notwithstanding anything to the contrary in this Amendment, the date of the Merger Agreement, as amended hereby, will in all instances remain as October 19, 2020, and references in the Merger Agreement to “the date first written above,” “the date of this Agreement,” “the date hereof” and similar references will continue to refer to October 19, 2020.

Section 11. Miscellaneous. The provisions of Article IX of the Merger Agreement are incorporated by reference into this Amendment and shall apply mutatis mutandis to this Amendment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, this Amendment has been duly executed and delivered by the duly authorized officers of the parties hereto as of the date first written above.

FRONT YARD RESIDENTIAL CORPORATION

By:	/s/ George G. Ellison
Name:	George G. Ellison
Title:	Chief Executive Officer

[Signature Page to First Amendment to Agreement and Plan of Merger]

PRETIUM MIDWAY HOLDCO, LP

By:	Pretium Midway GP, LP,
a Delaware limited partnership, its general partner

By:	Pretium REO GP, LLP, a Delaware limited liability partnership, its general partner

By:	/s/ Jon Ezrow
Name:	Jon Ezrow
Title:	Authorized Signatory

MIDWAY ACQUISITIONCO REIT

By:	/s/ Jon Ezrow
Name:	Jon Ezrow
Title:	Authorized Signatory

[Signature Page to First Amendment to Agreement and Plan of Merger]

Exhibit 99.1

Front Yard Residential Signs Amended Merger Agreement with Pretium and Ares Management

CHRISTIANSTED, U.S. Virgin Islands – November 23, 2020 – Front Yard Residential Corporation (“Front Yard” or the “Company”) (NYSE: RESI), an industry leading provider of high-quality and affordable rental homes, announced today that it has amended its definitive merger agreement with a partnership led by Pretium and including funds managed by the Real Estate Equity and Alternative Credit strategies of Ares Management Corporation (NYSE: ARES) (together, the “Pretium Partnership”) to increase the consideration payable to holders of outstanding shares of Front Yard stock to $16.25 per share in cash from $13.50 per share in cash, which values the Company at approximately $2.5 billion, including debt to be assumed or refinanced. The revised transaction price represents a 63% premium over Front Yard’s closing share price on October 16, 2020, the last trading day prior to the date on which the Company entered into the merger agreement.

Front Yard and the Pretium Partnership negotiated the amendment following the receipt by Front Yard of an unsolicited binding proposal (the “Proposal”) from an unaffiliated third party to acquire all outstanding shares of Front Yard common stock. The board of directors (the “Board”) of Front Yard, in consultation with its legal and financial advisors, carefully considered the terms of the Proposal and the amended Pretium Partnership transaction and determined that entering into the amendment to the Pretium Partnership merger agreement was in the best interests of Front Yard and its stockholders. Front Yard’s Board approved the amended merger agreement and recommends that Front Yard’s stockholders vote in favor of the amended Pretium Partnership merger agreement.

“We are confident in the strategic and financial rationale of this transaction, and continue to believe it is the best way to maximize immediate cash value for our stockholders,” said George Ellison, Chief Executive Officer of Front Yard.

“After receiving a binding proposal reflecting a higher purchase price for Front Yard, Front Yard advised the Pretium Partnership of the proposal as required by the terms of the merger agreement, which led to the Pretium Partnership increasing the price of our transaction with them,” said Rochelle R. Dobbs, Front Yard’s Chair of the Board. “Following these discussions, our Board approved the amendment to the merger agreement. We believe the amended merger agreement is a result of a well-run sales process that allows our stockholders to realize higher value for their shares.”

“We believe in this Company and the Front Yard team and remain committed to completing this transaction,” said Don Mullen, Pretium’s Chairman and Chief Executive Officer.

Front Yard will file a current report on Form 8-K with the U.S. Securities and Exchange Commission containing a summary of the terms and conditions of the amendment to the definitive merger agreement.

The transaction is expected to close in the first quarter of 2021, subject to the approval of the holders of a majority of Front Yard’s outstanding shares and the satisfaction of customary closing conditions.

Advisors

Deutsche Bank Securities Inc. is serving as financial advisor to Front Yard and Weil, Gotshal & Manges LLP is serving as Front Yard’s legal counsel.

RBC Capital Markets, LLC is serving as financial advisor to Pretium. BofA Securities is serving as financial advisor to Ares. Sidley Austin is serving as M&A legal counsel, Fried Frank as partnership legal counsel, and Hunton Andrews Kurth as special tax and financing counsel to Pretium. Latham & Watkins is serving as legal counsel to Ares.

About Front Yard

Front Yard is an industry leader in providing quality, affordable rental homes to America’s families. Our homes offer exceptional value in a variety of suburban communities that have easy accessibility to metropolitan areas. Front Yard’s tenants enjoy the space and comfort that is unique to single-family housing, at reasonable prices. Our mission is to provide our tenants with houses they are proud to call home. Additional information is available at www.frontyardresidential.com.

About Pretium

Pretium is a specialized alternative investment management firm focused on residential real estate, mortgage finance, and corporate credit. Pretium was founded in 2012 to capitalize on secular investment and lending opportunities arising as a result of structural changes, disruptions, and inefficiencies within the economy, the residential housing sector, and mortgage finance markets. Pretium has built an integrated analytical and operational ecosystem within the U.S. residential housing, mortgage, and corporate credit markets, and believes that its insight and experience within these markets create a strategic advantage over other investment managers. Pretium’s platform has more than $16 billion of assets under management as of October 1, 2020 and employs approximately 1,500 employees across 26 offices. Please visit www.pretium.com for additional information.

About Ares Management Corporation

Ares Management Corporation (NYSE: ARES) is a leading global alternative investment manager operating integrated groups across Credit, Private Equity, Real Estate and Strategic Initiatives. Ares Management’s investment groups collaborate to deliver innovative investment solutions and consistent and attractive investment returns for fund investors throughout market cycles. Ares Management’s global platform had approximately $179 billion of assets under management as of September 30, 2020 with more than 1,400 employees operating across North America, Europe and Asia Pacific. For more information, please visit: www.aresmgmt.com.

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About Ares Real Estate Group

The Ares Real Estate Group manages comprehensive public and private, equity and debt strategies with approximately $14.4 billion of assets under management and approximately 80 investment professionals, as of September 30, 2020. The real estate team maintains a time-tested and consistent investment approach across equity and debt strategies focusing on major property types that have value creation opportunities, located in liquid markets with diversified economies.

About Ares Alternative Credit

Ares’ Alternative Credit strategy focuses on direct lending and investing in assets that generate contractual cash flows and fills gaps in the capital markets between credit, private equity and real estate. Ares Alternative Credit targets investments across the capital structure in specialty finance, lender finance, loan portfolios, equipment leasing, structured products, net lease, cash flow streams (royalties, licensing, management fees), fund secondaries and other asset-focused investments. Co-Headed by Keith Ashton and Joel Holsinger, Ares Alternative Credit leverages a broadly skilled and cohesive team of approximately 40 investment professionals as of September 30, 2020.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections, anticipations and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies as well as industry and market conditions. These statements may be identified by words such as “anticipate,” “intend,” “expect,” “may,” “could,” “should,” “would,” “plan,” “estimate,” “target,” “seek,” “believe” and other expressions or words of similar meaning. We caution that forward-looking statements are qualified by the existence of certain risks and uncertainties that could cause actual results and events to differ materially from what is contemplated by the forward-looking statements. These risks and uncertainties include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the inability to complete the proposed merger due to the failure to obtain stockholder approval for the proposed merger or the failure to satisfy other conditions to completion of the proposed merger; risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; the effect of the announcement of the proposed merger on the Company’s relationships with its customers, operating results and business generally; the risk that the proposed merger will not be consummated in a timely manner; exceeding the expected costs of the merger; our ability to successfully complete the transition plan contemplated in connection with the termination of our Asset Management Agreement with Altisource Asset Management Corporation (“AAMC”), our external asset manager, pursuant to the Termination and Transition Agreement dated August 13, 2020; our ability to successfully internalize our asset management function; our ability to successfully implement our strategic initiatives and achieve their anticipated impact; our ability to implement our business strategy; risks and uncertainties related to the COVID-19 pandemic, including the potential adverse impact on our real-estate related assets, financing arrangements, operations, business prospects, customers, employees and third-party service providers; the effect of management’s attention being diverted from our ongoing business operations and costs

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associated with shareholder activism; the impact of defending any litigation; our ability to make distributions to stockholders; our ability to integrate newly acquired rental assets into the portfolio; the ability to successfully perform property management services at the level and/or the cost that we anticipate; the failure to identify unforeseen expenses or material liabilities associated with acquisitions through the due diligence process prior to such acquisitions; difficulties in identifying single-family properties to acquire; the impact of changes to the supply of, value of and the returns on single-family rental properties; our ability to acquire single-family rental properties generating attractive returns; our ability to sell non-core assets on favorable terms or at all; our ability to predict costs; our ability to effectively compete with competitors; changes in interest rates; changes in the market value of single-family properties; our ability to obtain and access financing arrangements on favorable terms or at all; our ability to deploy the net proceeds from financings or asset sales to acquire assets in a timely manner or at all; our ability to maintain adequate liquidity and meet the requirements under its financing arrangements; risks related to our engagement of AAMC as our asset manager; the failure of our third party vendors to effectively perform their obligations under their respective agreements with us; our failure to qualify or maintain qualification as a REIT; our failure to maintain our exemption from registration under the Investment Company Act of 1940, as amended; the results of our strategic alternatives review and risks related thereto; the impact of adverse real estate, mortgage or housing markets; the impact of adverse legislative, regulatory or tax changes and other risks and uncertainties detailed in the “Risk Factors” and other sections described from time to time in the Company’s current and future filings with the Securities and Exchange Commission (“SEC”). In addition, financial risks such as liquidity, interest rate and credit risks could influence future results. The foregoing list of factors should not be construed as exhaustive.

Forward-looking statements speak only as of the date hereof and, except as required by law, we undertake no obligation to update or revise these forward-looking statements. For additional information regarding these and other risks faced by us, refer to our public filings with the SEC, available on the Investors section of our website at www.frontyardresidential.com and on the SEC’s website at www.sec.gov.

Additional Information and Where to Find It

This release may be deemed solicitation material in respect of the proposed acquisition of the Company by Pretium. In connection with the proposed merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This release does not constitute a solicitation of any vote or approval. Stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger.

Investors will be able to obtain free of charge the proxy statement and other documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, the proxy statement and our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 are or will be available free of charge through our website at www.frontyardresidential.com as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC.

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The directors, executive officers and certain other members of management and employees of the Company may be deemed “participants” in the solicitation of proxies from stockholders of the Company in favor of the proposed merger. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed merger will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. You can find information about the Company’s executive officers and directors in the definitive proxy statement on Schedule 14A in connection with Front Yard’s 2020 Annual Meeting of Stockholders, filed with the SEC on May 28, 2020.

Front Yard Contacts

Investor Relations

Phone: 1-704-558-3068

E-mail: IR@FYRHomes.com

Pretium Contacts

Media

Prosek Partners

Mike Geller, 646-818-9018

mgeller@prosek.com

Josh Clarkson, 646-818-9259

jclarkson@prosek.com

Investors

Genie Pusey, 917-942-7395

gpusey@pretium.com

Ares Management Corporation Contacts

Media

Mendel Communications

Bill Mendel, 212-397-1030

bill@mendelcommunications.com

Investors

Carl Drake, 800-340-6597

cdrake@aresmgmt.com

Priscila Roney, 212-808-1185

proney@aresmgmt.com

Brittany Cash, 212-301-0347

bcash@aresmgmt.com

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